UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2011
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26601 W. Agoura Road, Calabasas, California		91302

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01 Financial Statements and Exhibits	4

EX-10.1
EX-10.2

i

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          2011 Executive Officer Bonus Plan
          On March 22, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Ixia (the “Company”) approved the Ixia 2011 Executive Officer Bonus Plan (the “2011 Bonus Plan”) under which the executive officers of the Company are eligible to earn cash bonuses based on their individual target bonus opportunities. The target bonus opportunities are established as a percentage of an officer’s base salary and are 100% in the case of Atul Bhatnagar, our President and Chief Executive Officer, 70% in the case of Errol Ginsberg, our Chief Innovation Officer, and 60% in the case of each of Thomas B. Miller, our Chief Financial Officer, Victor Alston, our Senior Vice President, Product Development, and Alan Grahame, our Senior Vice President, Worldwide Sales (collectively, our “named executive officers”).
          Each executive officer is eligible to earn both a Company bonus (a “Company Bonus”) and an individual bonus (an “Individual Bonus”). The Company Bonus is based on the degree to which the Company achieves annual revenue and adjusted operating income goals for 2011 which were approved by the Committee, while the Individual Bonus is based on the degree to which an executive officer achieves certain individual objectives assigned to him for 2011 and approved by the Committee. An officer will not be entitled to receive either a Company Bonus or an Individual Bonus if the Company’s 2011 operating income, as adjusted, does not exceed $42.7 million.
          Under the terms of the 2011 Bonus Plan, each of the Company’s executive officers will be eligible to earn a Company Bonus equal to a percentage depending on the officer’s title and the Company’s financial performance as measured by the degree to which the Company achieves the pre-set revenue and adjusted operating income goals for 2011. If the Company achieves 100% of the Company’s target revenue and adjusted operating income goals, then Messrs. Bhatnagar, Ginsberg, Miller, Alston and Grahame are eligible for a Company Bonus equal to 75%, 52.5%, 45%, 45% and 45% of his annual base salary, respectively (these percentages correspond to the target award level for the Company Bonus based on financial performance). If the Company exceeds its 2011 target revenue and adjusted operating income goals, then the Company’s executive officers have an opportunity to earn higher bonuses based on the level of revenue and adjusted operating income achieved (up to a maximum of 135.0%, in the case of Mr. Bhatnagar; up to a maximum of 94.5%, in the case of Mr. Ginsberg; and up to a maximum of 81.0%, in the case of each of Messrs. Miller, Alston and Grahame, of his annual base salary).
          For purposes of our 2011 Bonus Plan, “adjusted operating income” is defined as our income from continuing operations under generally accepted accounting principles calculated on a consolidated basis before income taxes, interest and other income but after any bonuses payable under our 2011 officer and employee bonus plans and excluding the effects of equity incentive compensation expense, restructuring charges, officer severance compensation, impairment charges, acquisition-related amortization and other M&A-related charges or income and similar charges or income.
          The 2011 Bonus Plan also provides that if Company Bonuses are payable or paid and the Company’s consolidated financial statements for 2011 are restated to reflect less favorable results than those used for determining the Company Bonuses, the Committee can in its discretion determine that all or a part of the Company Bonuses will not be paid or will be recovered from the officers who have received them.

          The Company’s executive officers are also eligible to receive an Individual Bonus based on a determination of the degree to which they achieve individual objectives which have been assigned to them. The maximum amount of the Individual Bonus payable to our named executive officers ranges, depending on the officer’s title, from 15% to 25% of annual base salary (i.e., 25% in the case of Mr. Bhatnagar; 17.5% in the case of Mr. Ginsberg; and 15% in the case of Messrs. Miller, Alston and Grahame).
          Executive officers are entitled to receive Company or Individual Bonuses under the 2011 Bonus Plan only if they are employed by the Company or one of its subsidiaries as an eligible officer on the date on which the bonuses are payable, unless the requirement is waived. If an executive officer commences employment as an eligible officer after January 1, 2011 but prior to October 1, 2011, then any bonuses payable for 2011 are subject to pro rata adjustment in accordance with the provisions of the 2011 Bonus Plan. If an executive officer commences employment as an eligible officer during the fourth calendar quarter of 2011, then the officer will not be eligible to receive any bonuses under the 2011 Bonus Plan, but may receive a discretionary bonus in recognition of his or her individual contributions or achievements during 2011.
          The target amounts of the Company and Individual Bonuses which are payable under the 2011 Bonus Plan to our named executive officers if the Company achieves the target financial goals and the officers achieve 100% of their individual objectives, are as follows:
Target Bonuses

		Target	Target
Named		2011	2011	Target 2011
Executive Officer	Title	Company Bonus*	Individual Bonus*	Total Bonus*
Atul Bhatnagar	President and Chief Executive Officer	$345,000	$115,000	$460,000
Errol Ginsberg	Chief Innovation Officer	204,750	68,250	273,000
Thomas B. Miller	Chief Financial Officer	130,500	43,500	174,000
Victor Alston	Senior Vice President, Product Development	139,500	46,500	186,000
Alan Grahame	Senior Vice President, Worldwide Sales	135,000	45,000	180,000

*	This amount is based on the named executive officer’s current annual base salary and is subject to change if the named executive officer’s annual base salary is adjusted prior to January 1, 2012. The amount payable as a Company Bonus or an Individual Bonus will be calculated in part as a percentage of such officer’s annual base salary in effect at December 31, 2011.

          The maximum amounts of the Company and Individual Bonuses payable under the 2011 Bonus Plan to our named executive officers are as follows:
Maximum Bonuses

		Maximum	Maximum	Maximum
Named		2011	2011	2011
Executive Officer	Title	Company Bonus*	Individual Bonus*	Total Bonus*
Atul Bhatnagar	President and Chief Executive Officer	$621,000	$115,000	$736,000
Errol Ginsberg	Chief Innovation Officer	368,550	68,250	436,800
Thomas B. Miller	Chief Financial Officer	234,900	43,500	278,400
Victor Alston	Senior Vice President, Product Development	251,100	46,500	297,600
Alan Grahame	Senior Vice President, Worldwide Sales	243,000	45,000	288,000

*	This amount is based on the named executive officer’s current annual base salary and is subject to change if the named executive officer’s annual base salary is adjusted prior to January 1, 2012. The amount payable as a Company Bonus or an Individual Bonus will be calculated in part as a percentage of such officer’s annual base salary in effect at December 31, 2011.
          In addition to the Company and Individual Bonuses payable under the 2011 Bonus Plan, the independent members of our Board of Directors have the discretion to award bonuses on a selective basis under the 2011 Bonus Plan in order to recognize individual contributions or achievements.
          The foregoing description of the 2011 Bonus Plan is qualified in its entirety by reference to the 2011 Bonus Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.
          Second Amendment to 2000 Officer Severance Plan
          On March 22, 2011, the Company’s Board of Directors, upon the recommendation of the Committee, approved an amendment (the “Second Amendment”) to the Company’s Officer Severance Plan effective September 1, 2000, as amended, to terminate the “single trigger” right of an eligible officer to elect severance benefits thereunder if the officer terminates his employment unilaterally, without good reason and within one year following a change in control of the Company. Errol Ginsberg, the Company’s Chief Innovation Officer, Thomas B. Miller, the Company’s Chief Financial Officer, and Victor Alston, the Company’s Senior Vice President, Product Development, currently participate in the Officer Severance Plan effective September 1, 2000, as amended; all other executive officers of the Company participate in the Company’s separate Officer Severance Plan (As Amended and Restated Effective January 1, 2009). The Second Amendment will become effective with respect to Messrs. Ginsberg, Miller and Alston on March 22, 2012, unless an officer consents to an earlier effective date.
          The foregoing description of the Second Amendment is qualified in its entirety by reference to (i) the Officer Severance Plan effective September 1, 2000, filed as Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-42678), as filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2000, (ii) the Amendment to the Officer Severance Plan filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-31523) filed with the Commission on January 7, 2009, and (iii) the Second Amendment filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
          The following Exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Ixia 2011 Executive Officer Bonus Plan

10.2	Amendment No. 2 Dated March 22, 2011 to the Ixia Officer Severance Plan

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: March 28, 2011	By:	/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ixia 2011 Executive Officer Bonus Plan

10.2	Amendment No. 2 Dated March 22, 2011 to the Ixia Officer Severance Plan